EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Quarterly Report of Elite Pharmaceuticals, Inc. (the "Company") on Form 10-Q for the quarter ended December 31, 2005 filed with the Securities and Exchange Commission (the "Report"), I, Bernard Berk, Chief Executive Officer of the Company, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.


                                            /s/ Bernard Berk
Date:    February 14, 2006                  ___________________________________
                                            Bernard Berk
                                            Chief Executive Officer of
                                            Elite Pharmaceuticals, Inc.


This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Elite Pharmaceuticals, Inc. and will be retained by Elite Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.